EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT AS AT DECEMBER 31, 2003 (100% owned)

OPPENHEIMER HOLDINGS INC. (Ontario)

E.A. VINER HOLDINGS CO. (Delaware)

NEWSON INC. (Pennsylvania)

OPPENHEIMER ASSET MANAGEMENTINC. (New York)

EVANSTON FINANCIAL INC. (New York)

OPPENHEIMER TRUST COMPANY (New Jersey)

VINER FINANCE INC. (Delaware)

OPPENHEIMER & CO. INC. (New York)

FIRST OF MICHIGAN CAPITAL CORPORATION (Delaware)

-OLD MICHIGAN CORPORATION (Delaware)

-CRANBROOK CAPITAL MANAGEMENT, INC. (Michigan)

-FIRST OF MICHIGAN VENTURE CAPITAL ASSOCIATES, INC. (Michigan)

PACE SECURITIES INC. (New York)

FREEDOM INVESTMENTS, INC. (Delaware)

REICH & CO.INC. (Alabama)

GRAND CHARTER GROUP, INCORPORATED (Delaware)

PRIME CHARTER LTD. (Delaware)

JOSEPHTHAL & CO. INC. (New York)